Exhibit 10.1

CONFIDENTIAL

AMENDMENT TO SHAREHOLDERS AND REGISTRATION RIGHTS AGREEMENTS

This amendment agreement (this “Amendment”), dated as of May 5, 2016, amends each of (i) that certain shareholders agreement, dated as of May 18, 2015 (the “Shareholders Agreement”) and (ii) that certain registration rights agreement, dated as of May 18, 2015 (the “Registration Rights Agreement”), in each case by and among TPG Sky L.P., TPG Sky Co-Invest L.P., TPG Biotechnology Partners IV L.P. (collectively, the “Shareholders”) and Endo International plc (“Parent”).

WHEREAS, each of the Shareholders and Parent desire to amend the Shareholders Agreement and the Registration Rights Agreement to reflect modifications to the rights and obligations set forth in such agreements relating to (x) the permission of the Shareholders to acquire certain additional ordinary shares, nominal value $0.0001 per share, of Parent (the “Ordinary Shares”) and (y) the appointment to the board of directors (“Board”) of Parent of Todd B. Sisitsky, who is a partner of an affiliate of the Shareholders (“Sisitsky”);

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Shareholders Agreement Amendments. The Shareholders Agreement is hereby amended as follows:

(a) Section 1.1 of the Shareholders Agreement is hereby amended to add the following additional words to the end of the definition of the term “Registration Rights Agreement”: “, as amended.”

(b) Section 3.1(a) of the Shareholders Agreement is hereby amended to insert at the beginning thereof the words “Subject to Section 3.1(b) hereof,”.

(c) Section 3.1 of the Shareholders Agreement is hereby amended to add the following at the end thereof as a new Section 3.1(b): “Notwithstanding anything to the contrary contained herein, the Shareholders may make Permitted Acquisitions. “Permitted Acquisitions” shall mean the acquisition by the Shareholders or their respective Affiliates of Ordinary Shares of Parent solely by means of market purchases (whether related or unrelated) on the NASDAQ, Toronto Stock Exchange, or any other national stock exchange on which Parent’s Ordinary Shares may at such time be listed and quoted, which market purchases:

(i) shall have commenced no earlier than the date on which the waiting period applicable to such acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been earlier terminated;

(ii) shall have been completed no later than December 31, 2016;

(iii) shall, in the aggregate, be for consideration of no more than $250,000,000;

(iv) shall be effected solely during periods of time during which, pursuant to Parent’s then existing trading policy applicable to its directors and officers, Parent’s directors and officers are permitted to sell, purchase or otherwise trade securities of Parent without being subject to any applicable blackout periods or other similar trading restrictions; and

(v) shall, involve an amount of Ordinary Shares, which, in the aggregate, when taken together with the other Ordinary Shares of Parent beneficially owned by the Shareholders and their respective Affiliates, comprise less than 10% of the total Ordinary Shares of Parent outstanding on the date thereof.”

(d) Section 3.1 of the Shareholders Agreement is hereby amended to add the following at the end thereof as a new Section 3.1(c): “Each of the Shareholders acknowledges that it and its Affiliates, employees, attorneys, independent contractors designated as senior advisors, directors and officers may have access to material, non-public information of Parent, and it is aware (and will so advise its Affiliates, employees, attorneys, independent contractors designated as senior advisors, directors and officers who are informed as to the matters which are subject to this Amendment and who receive confidential information) that applicable securities laws, including United States federal and state securities laws, generally prohibit any person who has material, non-public information concerning a publicly-traded company from purchasing or selling any securities of such company or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Each receiving party agrees that it will not, and will direct its Affiliates, employees, attorneys, independent contractors designated as senior advisors, directors and officers who have received confidential information not to, use or permit any third party to use any confidential information in contravention of the United States federal and state securities laws, including the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.”

(e) The Shareholders Agreement is hereby amended to add the following as a new Section 3.4: “Section 3.4. Director Conduct. For the avoidance of doubt, without limiting any obligations of the Shareholders or any of their respective Affiliates (other than Sisitsky), Parent acknowledges that in no event shall any action taken by Sisitsky, in his capacity as a director of Parent, to the extent consistent with the performance of his duties as a member of the Board of Parent constitute a breach of this Agreement.”

(f) The Shareholders Agreement is hereby amended to add the following as a new Section 3.5: “Section 3.5 Public Announcement.

(a) Parent shall file promptly a Form 8-K (the “Form 8-K”) reporting entry into this Amendment and appending or incorporating by reference this Amendment as an exhibit thereto.

(b) The Shareholders shall promptly prepare and file a beneficial ownership report on Schedule 13D (the “Schedule 13D”) with respect to Parent, reporting the entry into this agreement and amending the disclosure on the Shareholders’ beneficial ownership report on Schedule 13G with respect to Parent filed on October 2, 2015.

(c) The parties shall cooperate in preparing a summary description of this Amendment for use in both Parent’s Form 8-K and the Shareholders’ Schedule 13D. The Company shall provide the Shareholders with reasonably opportunity to review and comment upon Parent’s Form 8-K prior to filing, and shall consider in good faith any changes proposed by the Shareholders. The Shareholders shall provide Parent with reasonable opportunity to review and comment upon the Schedule 13D prior to filing, and shall consider in good faith any changes proposed by Parent.

(d) The Parent shall promptly issue a press release to be mutually agreed with the Shareholders in connection with this Amendment.

(e) The Shareholders shall not, and the Shareholders shall cause their respective Affiliates not to, (i) issue a press release in connection with this Amendment or (ii) except as contemplated by Section 3.5(c), otherwise make any public statement, disclosure or announcement with respect to this Amendment, other than as mutually agreed to by Parent and the Shareholders.”

(g) The Shareholders Agreement is hereby amended to add the following as a new Section 3.6: “Section 3.6 Freedom to Pursue Opportunities. Notwithstanding anything to the contrary herein, the parties expressly acknowledge and agree that: (a) each Shareholder, Representative of a Shareholder and Affiliate of a Shareholder, including any director of Parent that is a Representative or Affiliate of a Shareholder or employed by a Representative or Affiliate of a Shareholder (each, a “Shareholder Party”), has the right to, (i) directly or indirectly engage in the same or similar business activities or lines of business as Parent or any of its Subsidiaries, including those deemed to be competing with the Parent or any of its Subsidiaries, or (ii) directly or indirectly do business with any client, customer or supplier of Parent or any of its Subsidiaries; and (b) in the event that any Shareholder Party is a director of Parent or any of its Subsidiaries and acquires knowledge of a potential transaction or matter that may be a corporate opportunity for Parent or any of its Subsidiaries solely as a result of such Shareholder Party’s position on the Board, such Shareholder Party may not direct such corporate opportunity to any other Shareholder Party; provided that, other than as set forth in the preceding clause, no Shareholder Party shall have any other obligation to Parent or any of its Subsidiaries with respect to any corporate opportunity. In the event of any conflict between this Section 3.6 and any other agreement or policy relating to Parent or any of its Subsidiaries, this Section 3.6 shall control.”

(h) The Shareholders Agreement is hereby amended to add the following additional words to the end of Section 5.9: “; provided, that each Shareholder Party shall be a third-party beneficiary for purposes of Section 3.6 of this Agreement.”

2. Registration Rights Agreement Amendment. The Registration Rights Agreement is hereby amended as follows:

(a) Section 1 of the Registration Rights Agreement is hereby amended to delete in its entirety clause (iii) of the definition of the term “Registrable Securities” and replace it with the following new words: “(iii) such holder is able to immediately sell such securities under Rule 144 without any restrictions on transfer (including without application of paragraphs (c), (d), (e), (f) and (h) of Rule 144), as reasonably determined by the Holder; or (iv) such Shares have ceased to be outstanding.”

(b) Section 1 of the Registration Rights Agreement is hereby amended to add the following additional words to the end of the definition of the term “Registrable Securities”: “Notwithstanding anything to the contrary herein, but subject to the proviso in the foregoing sentence, any Shares acquired pursuant to a Permitted Acquisition (as defined in the Shareholders Agreement) shall be deemed to be Registrable Securities.”

(c) Section 1 of the Registration Rights Agreement is hereby amended to add the following additional words to the end of the definition of the term “Shareholders Agreement”: “, as amended.”

(d) Section 7(b) of the Registration Rights Agreement is hereby amended to replace the word “earlier” with the word “later”.

3. No Other Waiver or Amendment. Except as expressly contemplated by Sections 1 and 2 above, all provisions of the Shareholders Agreement and the Registration Rights Agreement remain in full force and effect, on the terms and subject to the conditions set forth therein. This Agreement does not constitute, directly or indirectly, an amendment or waiver of any provision of the Shareholders Agreement or the Registration Rights Agreement, or any other right, remedy, power or privilege of any party to the Shareholders Agreement or the Registration Rights Agreement, except to the extent expressly set forth herein.

4. Primacy. In the event of any conflict between this Amendment (or any portion thereof) and the Shareholders Agreement, the Registration Rights Agreement or any other agreement, the terms of this Amendment shall prevail.

5. Miscellaneous. Except as set forth in Section 1(i) of this Amendment, Articles I and V of the Shareholders Agreement shall apply to this Amendment, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment, or caused the same to be executed by its duly authorized representative, as of the date first above written.

ENDO INTERNATIONAL PLC

By:	/s/ Rajiv De Silva
Name: Rajiv De Silva
Title: President and CEO

[Signature Page to Amendment Agreement]

TPG SKY L.P.

By:	TPG Advisors VI, Inc., its general partner

By:	/s/ Clive Bode
Name: Clive Bode
Title: Vice President

TPG SKY CO-INVEST L.P.

By:	TPG Advisors VI, Inc., its general partner

By:	/s/ Clive Bode
Name: Clive Bode
Title: Vice President

TPG BIOTECHNOLOGY PARTNERS IV L.P.

By:	TPG Biotechnology GenPar IV, L.P., its general partner

By:	TPG Biotech GenPar IV Advisors, LLC, its general partner

By:	/s/ Clive Bode
Name: Clive Bode
Title: Vice President

[Signature Page to Amendment Agreement]